UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2010
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	3

Exhibit 99.11
Exhibit 99.12

Item 1.01 Entry into a Material Definitive Agreement
On October 20, 2010, we entered into the First Amendment to Credit Agreement (2010 Amendment) of our Credit Agreement dated August 5, 2009. A copy of the First Amendment to Credit Agreement is filed as Exhibit 99.11. The 2010 Amendment was entered into to give us more financial flexibility to make acquisitions and return capital to shareholders.
The 2010 Amendment reduces the maximum amount of availability under the Credit Agreement from $150 million to $100 million. The Credit Agreement maintains its original maturity date of June 30, 2013. As of September 30, 2010, we had no outstanding borrowings under the Credit Agreement.
The 2010 Amendment will allow us to make acquisitions or return capital of up to $150 million, respectively, over the remaining term of the Credit Facility, up to a maximum aggregate of $200 million.
Item 9.01 Financial Statements and Exhibits

Exhibit		Exhibit No.
Number	Description of Item	Incorporated

99.11	First Amendment to Credit Agreement	99.11

99.12	Press release dated October 25, 2010	99.12

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY
BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
Dated: October 26, 2010

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